Offshore Logistics, Inc.
224 Rue De Jean – 70508
Post Office Box 5C
Lafayette, Louisiana 70505
Tel: (337) 233-1221
Fax: (337) 235-6678

PRESS RELEASE

OFFSHORE LOGISTICS, INC. ANNOUNCES EARNINGS
FOR THE THIRD FISCAL QUARTER ENDED
December 31, 2003

LAFAYETTE, LOUISIANA (February 10, 2004) – Offshore Logistics, Inc. (NYSE: OLG) today reported net income for the third quarter ended December 31, 2003 of $2.8 million, or $0.12 per diluted share, on revenues of $139.1 million, compared to net income of $12.0 million, or $0.49 per diluted share, on revenues of $139.2 million for the third quarter ended December 31, 2002.  Included in the net income reported for the third quarter ended December 31, 2003 is $3.0 million (pre-tax), or $0.09 per diluted share, of expenses related to the Company’s restructuring of its United Kingdom operations.

Net income for the nine months ended December 31, 2003 was $19.6 million, or $0.86 per diluted share on revenues of $414.6 million, compared to net income of $34.0 million, or $1.39 per diluted share on revenues of $420.1 million for the nine months ended December 31, 2002.  Included in the net income reported for the nine months ended December 31, 2003 is $3.0 million (pre-tax), or $0.09 per diluted share, of expenses related to the Company’s restructuring of its United Kingdom operations and $6.2 million (pre-tax), or $0.19 per diluted share, of debt restructuring costs relating to the issuance of $230 million senior notes and related redemptions.

George Small, Chief Executive Officer and President of Offshore Logistics, Inc. said,  "Our third quarter results were negatively impacted by reduced activity in the North Sea, higher costs in certain areas within our International division and foreign exchange losses due to the weakening of the U.S. dollar.

In the North Sea, flight activity decreased 15% during our third quarter compared to the similar period last year, resulting in slightly below breakeven operating income. Our previously announced United Kingdom restructuring plans are being executed, and based on progress made to date, we hope to achieve approximately $15.0 million in annual cost savings phased in over the next two quarters.

Our International margins declined during the quarter to 10.6% due primarily to higher costs in certain operating areas, despite some increases in flight hours and revenues. We are taking corrective action.

Operationally, North America was the bright spot for the quarter. Margins in this region improved to 17.9% from 15.0% in the similar quarter last year, in-spite of little change in flight activity for the quarter, as exploration and production activity remained relatively flat in the Gulf of Mexico. The increase in margin is attributed to rate increases made earlier this calendar year.

Finally, the weakening of the dollar against the euro and pound sterling resulted in a third quarter $3.8 million (pre-tax) or $0.12 per diluted share transaction loss from our U.K. based operations on the portion of its business denominated in dollars. These losses compare to $1.0 million (pre tax) or $0.02 per diluted share loss for the similar quarter in the prior year."

OLOG will conduct a telephonic conference to discuss its third quarter results with analysts, investors and other interested parties at 10:00 a.m. Central Time on Wednesday, February 11, 2004. Individuals wishing to access the conference call should dial (877) 822-9020 for domestic callers and (706) 679-7181 for international callers, approximately five to ten minutes prior to the start time. Please reference the Offshore Logistics, Inc. conference call hosted by George Small, Conference ID No. 5281909. A replay of the conference call will be available two hours after completion of the teleconference. To hear that recording, dial (800) 642-1687 for domestic callers and (706) 645-9291 for international callers, and enter Conference ID number 5281909. The replay will be available until 11:59 PM EST, Wednesday, February 18, 2004.

Offshore Logistics, Inc. is a major provider of helicopter transportation services to the oil and gas industry worldwide. Through its subsidiaries, affiliates and joint ventures, the Company provides transportation services in most oil and gas producing regions including the United States Gulf of Mexico and Alaska, the North Sea, Africa, Mexico, South America, Australia, Egypt and the Far East. The Company’s Common Stock is traded on the New York Stock Exchange under the symbol OLG.

The tabulated results for the periods ended December 31, 2003 and 2002, are as follows (amounts in thousands, except earnings per share):

	Three Months Ended December 31,		Nine Months Ended December 31,
	2003	2002	2003	2002
Revenue	$ 139,072	$ 139,241	$ 414,625	$420,139

Net Income	$ 2,790	$ 12,018	$ 19,558	$33,983

BASIC:
Earnings per common share	$ 0.12	$ 0.53	$ 0.87	$1.52

Weighted average number of
common shares outstanding	22,555	22,499	22,527	22,404

DILUTED:
Earnings per common share	$ 0.12	$ 0.49	$ 0.86	$1.39

Weighted average number of
common shares outstanding and
assumed conversions	22,808	26,640	22,697	26,547

Selected operating data:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2003	2002	2003	2002
	(in thousands, except flight hours)
Flight hours (excluding unconsolidated affiliates):
Helicopter activities:
North American Operations	29,369	29,859	94,394	96,879
North Sea Operations	10,399	12,226	33,542	37,835
International Operations	22,589	22,438	65,807	63,849
Technical Services	548	310	1,305	1,027

Total	62,905	64,833	195,048	199,590

Operating revenue:
Helicopter activities:
North American Operations	$39,416	$38,161	$119,925	$114,986
North Sea Operations	43,083	47,863	131,834	146,722
International Operations	46,138	43,022	129,735	122,553
Technical Services	14,606	9,707	30,686	30,304
Less: Intercompany	(15,646)	(9,047)	(32,140)	(27,346)

Total	127,597	129,706	380,040	387,219
Production Management Services	12,611	11,837	36,302	35,776
Corporate	2,925	2,904	8,877	8,790
Less: Intercompany	(4,418)	(4,260)	(13,182)	(12,953)

Consolidated total	$138,715	$140,187	$412,037	$418,832

Operating income:
Helicopter activities:
North American Operations	$7,070	$5,727	$20,628	$14,681
North Sea Operations	(437)	6,783	8,261	19,524
International Operations	4,907	6,436	16,656	20,416
Technical Services	1,023	1,237	1,296	2,510

Total	12,563	20,183	46,841	57,131
Production Management Services	540	686	1,942	2,479
Corporate	(2,690)	(982)	(4,107)	(2,977)
Gain (loss) on disposal of assets	357	(946)	2,588	1,307

Consolidated total	$10,770	$18,941	$47,264	$57,940

Operating margin:
Helicopter activities:
North American Operations	17.9%	15.0%	17.2%	12.8%
North Sea Operations	(1.0%)	14.2%	6.3%	13.3%
International Operations	10.6%	15.0%	12.8%	16.7%
Technical Services	7.0%	12.7%	4.2%	8.3%
Total	9.8%	15.6%	12.3%	14.8%
Production Management Services	4.3%	5.8%	5.3%	6.9%
Consolidated total	7.8%	13.5%	11.5%	13.8%

Statements contained in this press release that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements contained in this press release include the possibility that the Company is unable to achieve the cost savings and the operational and managerial efficiencies anticipated in its North Sea Operations, that the Company is unable to reverse the increasing cost trend in certain international areas, that North American Operations do not retain their current levels of flight activity and profitability and that the Company continues to suffer significant losses on foreign currency transactions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s report on Form 10-K for the year ended March 31, 2003 and the Company’s report on Form 10-Q for the quarters ended June 30, 2003 and September 30, 2003. Copies of these may be obtained by contacting the Company or the SEC.

Investor Relations Contact:
H. Eddy Dupuis
Phone: (337) 233-1221
Fax: (337) 235-6678
investorrelations@olog.com

OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES
Consolidated Statements of Income

	Three Months Ended December 31,		Nine Months Ended December 31,
	2003	2002	2003	2002
	(in thousands, except per share amounts)
Gross revenue:
Operating revenue	$138,715	$140,187	$412,037	$418,832
Gain (loss) on disposal of assets	357	(946)	2,588	1,307

	139,072	139,241	414,625	420,139
Operating expenses:
Direct cost	107,551	101,555	310,224	308,112
Depreciation and amortization	9,778	9,575	29,077	27,860
General and administrative	10,973	9,170	28,060	26,227

	128,302	120,300	367,361	362,199

Operating income	10,770	18,941	47,264	57,940
Earnings from unconsolidated affiliates, net	1,930	3,277	6,880	6,728
Interest income	280	474	1,328	1,121
Interest expense	3,818	3,615	12,773	10,893
Loss on extinguishment of debt	--	--	(6,205)	--
Other income (expense), net	(4,352)	(1,244)	(6,246)	(4,473)

Income before provision for income taxes and
minority interest	4,810	17,833	30,248	50,423
Provision for income taxes	1,444	5,350	9,075	15,127
Minority interest	(576)	(465)	(1,615)	(1,313)

Net income	$2,790	$12,018	$19,558	$33,983

Net income per common share:
Basic	$0.12	$0.53	$0.87	$1.52

Diluted	$0.12	$0.49	$0.86	$1.39

OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	December31, 2003	March 31, 2003
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$79,225	$56,800
Accounts receivable	125,265	119,012
Inventories	131,535	118,846
Prepaid expenses and other	8,841	8,443

Total current assets	344,866	303,101
Investments in unconsolidated affiliates	37,772	27,928
Property and equipment - at cost:
Land and buildings	25,802	16,671
Aircraft and equipment	778,282	703,111

	804,084	719,782
Less: Accumulated depreciation and amortization	(227,434)	(193,555)

	576,650	526,227
Other assets	46,238	48,775

	$1,005,526	$906,031

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities:
Accounts payable	$29,153	$29,666
Accrued liabilities	69,293	64,181
Deferred taxes	1,025	33
Current maturities of long-term debt	995	96,684

Total current liabilities	100,466	190,564
Long-term debt, less current maturities	251,383	136,134
Other liabilities and deferred credits	136,494	120,035
Deferred taxes	84,084	81,082
Minority interest	20,438	16,555
Stockholders' Investment:
Common Stock, $.01 par value, authorized 35,000,000
shares; 22,583,921 outstanding at December 31, 2003 and 22,510,921
at March 31, 2003 (exclusive of 1,281,050 treasury shares)	226	225
Additional paid-in capital	140,383	139,046
Retained earnings	319,056	299,498
Accumulated other comprehensive income (loss)	(47,004)	(77,108)

	412,661	361,661

	$1,005,526	$906,031